Exhibit 24.2
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, hereby constitutes and appoints MATTHEW MCKAY and RICK GALLOWAY, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 (including any and all amendments thereto, including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Yanik Cantieni	Managing Director	February 22, 2024
Yanik Cantieni	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Eelco Armin Aantjes	Director	February 22, 2024
Eelco Armin Aantjes

/s/ Maurice van der Horn	Director	February 22, 2024
Maurice van der Horn

/s/ Matthew J. McKay	Authorized Representative in the United States	February 22, 2024
Matthew J. McKay